UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)   __July 11, 2007___________________________

Inform Worldwide Holdings, Inc.
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(Exact name of registrant as specified in its charter)
                                                     Florida                                              0-29994                                            3379902
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                              (State or other jurisdiction of jurisdiction) (Commission File Number)  (IRS Employer dentification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

None
_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2007, Inform Worldwide Holdings, Inc.’s (the “Company”) wholly owned subsidiary, One World Energy Corporation (“OWEC”), entered into a coal lease (the “Coal Lease”) with Ronald A. and Margery S. Mancabelli (“Mancabelli”). Pursuant to the Coal Lease, OWEC leased from Mancabelli approximately 86.64 acres located in Conemaugh Township, Indiana County, Pennsylvania, for the purpose of mining and removing coal.

Pursuant to the terms of the Coal Lease, Mancabelli will receive a royalty of the greater of 10% of the coal selling price or $2.00 per ton.  Mancabelli will also receive an advance royalty payment of $3,000 and 2,500 restricted shares of the Company’s common stock.

Item 3.02 Unregistered Sales of Equity Securities

The information in Item 1.01 is hereby incorporated into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Coal Lease, dated as of July 11, 2007, between Ronald A. and Margery S. Mancabelli and One World Energy Corporation
.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 INFORM WORLDWIDE HOLDINGS, INC.

                       By:    /s/ Ashvin Mascarenhas
                                 ---------------------------------
                                Name:  Ashvin Mascarenhas
                                Title: CEO & Director

Date:              July 20, 2007